Exhibit 5.01

June 18, 2013

NuStar Energy L.P.
19003 IH-10 West
San Antonio, Texas 78257

Re: NuStar Energy L.P., NuStar Logistics, L.P. and NuStar Pipeline Operating Partnership L.P. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), NuStar Logistics, L.P., a Delaware limited partnership and wholly owned subsidiary of the Partnership (“NuStar Logistics”), and NuStar Pipeline Operating Partnership L.P., a Delaware limited partnership and wholly owned subsidiary of the Partnership (“NuPOP” and, together with the Partnership and NuStar Logistics, the “Registrants”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus included therein (the “Prospectus”).  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified amount of securities consisting of (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) debt securities issued by NuStar Logistics, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “NuStar Logistics Debt Securities”) and debt securities issued by NuPOP, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “NuPOP Debt Securities,” and, collectively, with the NuStar Logistics Debt Securities, the “Debt Securities”) and/or (iii) guarantees (the “NuStar Logistics Guarantees”) of the NuStar Logistics Debt Securities by the Partnership and/or NuPOP (the “NuStar Logistics Guarantors”) and/or guarantees (the “NuPOP Guarantees,” and, collectively with the NuStar Logistics Guarantees, the “Guarantees”) of the NuPOP Debt Securities by the Partnership and/or NuStar Logistics (the “NuPOP Guarantors,” and, collectively with the NuStar Logistics Guarantors, the “Guarantors”).  The Common Units, the NuStar Logistics Debt Securities, the NuPOP Debt Securities, the NuStar Logistics Guarantees and the NuPOP Guarantees are collectively referred to herein as the “Offered Securities.”  The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The NuStar Logistics Debt Securities and the NuStar Logistics Guarantees, if any, may be issued pursuant to either (i) the Indenture, dated as of July 15, 2002, filed as Exhibit 4.10 to the Registration Statement, as amended and supplemented by the First Supplemental Indenture, dated as of July 15, 2002, filed as Exhibit 4.11 to the Registration Statement, the Second Supplemental Indenture, dated as of March 18, 2003, filed as Exhibit 4.12 to the Registration Statement, the Third Supplemental Indenture, dated as of July 1, 2005, filed as Exhibit 4.13 to the Registration Statement, in each case by and among NuStar Logistics, the Partnership, NuPOP, and Wells Fargo Bank, National Association (as successor to The Bank of New York), as trustee (such indenture, as so amended and supplemented being referred to herein as the “NuStar Logistics Senior Indenture”), or (ii) the Indenture, dated as of January 22, 2013, among NuStar Logistics, the Partnership, and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.21 to the Registration Statement, as amended and supplemented by the First Supplemental Indenture, dated as of January 22, 2013, among NuStar Logistics, the Partnership, NuPOP, and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.22 to the Registration Statement (such indenture, as so amended and supplemented, being referred to herein as the “NuStar Logistics Subordinated Indenture” and together with the NuStar Logistics Senior Indenture, the “NuStar Logistics Indentures”).

The NuPOP Debt Securities and the NuPOP Guarantees, if any, may be issued pursuant to either (i) the Indenture, dated as of February 21, 2002, between NuPOP and Wells Fargo Bank, National Association (as successor to JPMorgan Chase Bank), as trustee, filed as Exhibit 4.18 to the Registration Statement, as amended and supplemented by the Fifth Supplemental Indenture, dated as of July 1, 2005, by and among NuPOP, the Partnership, NuStar Logistics and Wells Fargo Bank, National Association (as successor to JPMorgan Chase Bank), as trustee, filed as Exhibit 4.19 to the Registration Statement (such indenture, as so amended and supplemented being referred to herein as the “NuPOP Senior Indenture”) or (ii) an indenture relating to the issuance of subordinated debt securities, in substantially the form filed as Exhibit 4.23 to the Registration Statement (the “NuPOP Subordinated Indenture” and together with the NuPOP Senior Indenture, the “NuPOP Indentures”) to be entered into between NuPOP, the Partnership and a trustee to be named therein.  The NuStar Logistics Indentures and the NuPOP Indentures are collectively referred to herein as the “Indentures.”

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)  the Certificate of Limited Partnership of the Partnership, as amended to date (the “MLP Partnership Certificate”);

(ii)  the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, (the “MLP Partnership Agreement” and together with the MLP Partnership Certificate, the “MLP Organic Documents”);

(iii)  the Certificate of Limited Partnership of Limited Partnership of Riverwalk Logistics, L.P, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), as amended to date, and the First Amended and Restated Limited Partnership Agreement of the General Partner, as amended to date (collectively, the “General Partner Organic Documents”);

(iv)  the Certificate of Formation of NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), as amended to date, and the First Amended and Restated Limited Liability Company Agreement of the GP LLC, as amended to date (collectively, the “GP LLC Organic Documents”);

(v)  the Certificate of Limited Partnership of NuStar Logistics, as amended to date, and the Second Amended and Restated Agreement of Limited Partnership of NuStar Logistics, as amended to date (collectively, the “NuStar Logistics Organic Documents”);

(vi)  the Certificate of Incorporation of NuStar GP, Inc., a Delaware corporation and the general partner of NuStar Logistics (“NuStar GP”), as amended to date, and the Bylaws of NuStar GP, as amended to date (collectively, the “NuStar GP Organic Documents”);

(vii)  the Certificate of Limited Partnership of NuPOP, as amended to date, and the Amended and Restated Agreement of Limited Partnership of NuPOP, as amended to date (collectively, the “NuPOP Organic Documents”);

(viii)  the Certificate of Formation of LegacyStar Services, LLC, a Delaware limited liability company and the general partner of NuPOP (“LegacyStar”), as amended to date,, and the Amended and Restated Limited Liability Company Agreement of LegacyStar, as amended to date,(collectively, the “LegacyStar Organic Documents”);

(ix) the Registration Statement;

(x)  the Prospectus;

(xi)  the NuStar Logistics Indentures; and

(xii)  the NuPOP Indentures.

The Registrants, the General Partner and the GP LLC are referred to herein collectively as the “MLP Companies.” The MLP Organic Documents, the General Partner Organic Documents, the GP LLC Organic Documents, the NuStar Logistics Organic Documents, the NuStar GP Organic Documents, the NuPOP Organic Documents and the LegacyStar Organic Documents are referred to herein collectively as the “Organic Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the MLP Companies and such agreements, certificates of public officials, certificates of officers or other representatives of the MLP Companies and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) that the consideration paid for any Common Units will comply with Article V of the MLP Partnership Agreement; (ii) the power, corporate, limited liability company, partnership or other, of all parties to the documents we have reviewed or examined, other than the Partnership, to enter into and perform all obligations thereunder and have also assumed the due authorization, execution and delivery of all documents by all the parties thereto and that, except as set forth in the numbered opinion paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (vi) the legal capacity and competency of all individuals executing documents; (vii) that no documents submitted to us, including without limitation the Organic Documents and the Indentures, have been amended or terminated orally or in writing except as has been disclosed to us; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the MLP Companies and other persons on which we have relied for the purposes of this opinion letter are true and correct; (ix) that each of the officers, members, partners and members of the board of directors or other governing body of the MLP Companies has properly exercised his or her fiduciary duties; (x) that New York law will be chosen to govern the Indentures, the Debt Securities and the Guarantees and that such choice is legally enforceable; (xi) that there are no agreements or understandings between or among the parties to the Indentures, the Debt Securities, the Guarantees or the Organic Documents that would expand, modify or otherwise affect the terms of such agreements or instruments or the respective rights or obligations of the parties thereunder; and (xii) that the Indentures, the Debt Securities, the Guarantees, the Common Units and the Organic Documents will conform to the descriptions thereof set forth in the Prospectus.  As to all questions of fact material to this opinion letter, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the MLP Companies.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.  With respect to any Common Units to be offered by the Partnership pursuant to the Registration Statement (the “Offered Common Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Common Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Units has been duly authorized, executed and delivered by the Partnership; (iv) the board of directors of GP LLC (on behalf of the Partnership and the General Partner, as applicable), including any appropriate committee thereof appointed thereby, and appropriate officers of the Partnership, the General Partner and/or GP LLC have taken all necessary partnership, corporate or limited liability company action to approve the issuance and terms of the Offered Common Units and related matters; and (v) the Offered Common Units have been issued in compliance with the Organic Documents and the terms of any applicable definitive purchase, underwriting or similar agreement approved by the board of directors of GP LLC, upon payment (or delivery) of the consideration therefor provided for therein, such Offered Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Offered Common Units will have no obligation to make further payments for their purchase of the Offered Common Units or contributions to the Partnership solely by reason of their ownership of the Offered Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

2.  With respect to any series of Debt Securities to be offered by NuStar Logistics and/or NuPOP pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indentures and any supplemental indentures have been qualified under the Trust Indenture Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Partnership, NuStar Logistics, NuPOP and/or the other parties thereto; (iv) NuStar GP (on behalf of NuStar Logistics) and/or LegacyStar (on behalf of NuPOP), including any appropriate committee thereof appointed thereby, and appropriate officers of NuStar Logistics, NuStar GP, NuPOP and/or LegacyStar have taken all necessary partnership, corporate or limited liability company action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the Indentures and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures and any applicable supplemental indentures so as not to violate any applicable law, the Organic Documents of NuStar Logistics or NuPOP, or result in a default under or breach of any agreement or instrument binding upon NuStar Logistics or NuPOP and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over NuStar Logistics and/or NuPOP; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indentures and have been duly executed and authenticated in accordance with the provisions of the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Debt Securities, when issued and sold in accordance with the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of NuStar Logistics and/or NuPOP, as applicable, enforceable against NuStar Logistics and/or NuPOP, as applicable, in accordance with their respective terms.

3.  With respect to any Guarantees by the Guarantors on any series of Debt Securities to be offered by NuStar Logistics and/or NuPOP pursuant to the Registration Statement (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indentures and any supplemental indentures have been qualified under the Trust Indenture Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Debt Securities and Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Partnership, NuStar Logistics, NuPOP and/or the other parties thereto; (iv) the board of directors of GP LLC (on behalf of the Partnership and the General Partner, as applicable), NuStar GP (on behalf of NuStar Logistics) and/or LegacyStar (on behalf of NuPOP), including any appropriate committee thereof appointed thereby, and appropriate officers of the Partnership, the General Partner, GP LLC, NuStar Logistics, NuStar GP, NuPOP and/or LegacyStar have taken all necessary partnership, corporate or limited liability company action to approve the issuance and terms of the Offered Debt Securities and Offered Guarantees and related matters; (v) the Indentures and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and Offered Guarantees have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indentures and any applicable supplemental indentures so as not to violate any applicable law, the Organic Documents of the Partnership, NuStar Logistics or NuPOP, or result in a default under or breach of any agreement or instrument binding upon the Partnership, NuStar Logistics or NuPOP and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership, NuStar Logistics and/or NuPOP; and (vii) the Offered Debt Securities and Offered Guarantees have been issued in a form that complies with the Indentures and have been duly executed and authenticated in accordance with the provisions of the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and Offered Guarantees and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Guarantees, when the Offered Debt Securities and Offered Guarantees are issued and sold in accordance with the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Debt Securities and the Offered Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the applicable Guarantor, enforceable against the applicable Guarantor in accordance with their respective terms.

The opinions in paragraphs 2 and 3 above are subject to the following exceptions, qualifications and limitations:

A.            They are limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

B.    The opinions above are subject to the following qualifications and exceptions:

1.             With reference to, but without limiting in any way, qualification (A) above, certain provisions which could be construed as a penalty or forfeiture, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions exculpating another party from liability or waiving defenses or other rights, provisions to the effect that terms of the documents may not be waived or modified except in writing, provisions regarding the recovery of attorney fees for a person who is not the prevailing party in a final proceeding, provisions imposing a payment obligation with respect to a Registrant’s obligations and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.

2.             No opinion is expressed herein with respect to (i) the validity or enforceability of any provision contained in the Offered Securities allowing any party to exercise any remedial rights without notice to any of the Registrants, (ii) the validity or enforceability of any waiver of demand by any of the Registrants, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) the validity or enforceability of any provisions contained in the Offered Securities purporting to establish evidentiary standards, (iv) the validity or enforceability of any provision of the Offered Securities which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Offered Securities, (v) the validity or enforceability of any provision of the Offered Securities which purports to entitle any person or entity to specific performance of any provision thereof, (vi) the validity or enforceability of any provision of the Offered Securities that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (vii) the validity or enforceability of any provision of the Offered Securities insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or (viii) the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Offered Security.

3.             In addition, we express no opinion as to the acceptance by a Federal court located in the State of New York of jurisdiction of a dispute arising under the Offered Securities.

4.             No opinion is expressed as to the validity or enforceability of any provision of any Offered Security that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) the internal laws of the State of New York, (ii) the Delaware Revised Uniform Limited Partnership Act, (iii) the Delaware Limited Liability Company Act and (iv) the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus, which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Paul Hastings LLP